BELL, BOYD & LLOYD LLC                       THREE FIRST NATIONAL PLAZA
                                             70 WEST MADISON STREET, SUITE 3300
                                             CHICAGO, ILLINOIS 60602-4207
                                             312.372.1121      FAX 312.372.2098

                                             OFFICES IN CHICAGO
                                             AND WASHINGTON, D.C.




                                             January 13, 2003



     As counsel for the Malachi Millenium Income Trust (the "Registrant"), we consent to the incorporation by reference of our opinion filed with the Registrant's registration statement on Form N-1A on December 6, 1999 (Securities Act file no. 33-85196).

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                             /s/ Bell, Boyd & Lloyd LLC